Exhibit 99.6

Dear Colleagues:

Ed Breen’s announcement today about the plan to separate Tyco into three independent, publicly traded companies marks the beginning of a new journey for Tyco — and for all of us in Tyco Fire Protection.

The plan to separate Tyco presents exciting opportunities for our employees, our customers and our shareholders. Here’s what’s happening:

•                  Fire Protection and Commercial Security will be integrated to become a standalone, public company which I will lead.

•                  ADT North America residential and small business will become a standalone, public company led by Naren Gursahaney.

•                  Flow Control will become a standalone, public company led by Patrick Decker.

Commercial Fire and Security

The standalone fire protection and commercial security company, which for now will be called commercial fire and security, will integrate our existing fire protection organization with the global commercial business of Tyco Security Solutions, including the commercial security operations in North America. Tyco Retail Solutions, Tyco Security Products and the international security service operations will also be part of commercial fire and security.

Once the separation is completed, commercial fire and security will be a global leader in the design, manufacture, installation and service of security, fire detection and fire suppression systems. For those not familiar with the commercial security businesses, they provide integrated solutions that include video and access control products and services for commercial, industrial and governmental customers and anti-theft / electronic article surveillance systems and store performance solutions for retailers. The international security service operations also provide installation and monitoring for residential customers outside of North America.

The combined businesses of commercial fire and security generate approximately $10 billion of annual revenue and have about 69,000 employees worldwide. After separation, commercial fire and security will be the world’s largest provider of fire and security products and services for customers in our key retail, government, institutional and energy vertical markets.

As a standalone, public company, commercial fire and security will have an industry-leading position in a large, fragmented and growing global market. We will be well-capitalized with a strong balance sheet and the resources to pursue our own growth strategy, giving us the ability to create sustainable, long-term value for our shareholders, customers and employees.

A Message from George Oliver, President, Tyco Fire Protection
Subject: Tyco Separation Announcement
Date: September 19, 2011

Combining our fire protection and commercial security businesses provides operational advantages over our current structure. While the fire and commercial security teams have previously operated in different segments, the reality is that they serve many of the same customers, often in the same vertical and geographic markets. By integrating our organizations and aligning our efforts, we can leverage our complementary strengths and offer a more comprehensive set of solutions to our customers.

We are confident that commercial fire and security will be attractive to potential investors. The integration of fire protection with commercial security will form a company with limited capital requirements that provides an attractive return on investment with strong cash flow generation — attributes that should offer a compelling opportunity for potential shareholders.

An Important Milestone for Our Company

As Ed said earlier today, the planned separation is the next logical step for our company. Tyco’s businesses currently operate with very distinct business models, each with different investment needs and growth strategies. Ed and the senior management team firmly believe that these businesses can best achieve their full potential as standalone, independent companies rather than under the current Tyco structure.

The decision to separate Tyco into three independent companies was made possible by the hard work and dedication of all our employees around the world, and the strategic leadership of Ed, his management team and the company’s Board of Directors. Since joining Tyco in 2002, they have led Tyco through many critical milestones, restoring investor confidence in our company and positioning us to take advantage of the growth opportunities that lie ahead.

When the separation is complete, Ed will transition from his current role to serve as non-executive chairman of the board of directors for the new commercial fire and security company. Ed’s input as chairman will greatly benefit our company, and in my role as CEO I will look forward to having Ed’s knowledge and experience to draw from.

Stay Focused and Stay Tuned

Getting ready to emerge as a public company requires a lot of preparation, and over the next 12 months it will be critical that we continue to execute on our initiatives and commitments. For our customers and the vast majority of employees, it will be ‘business as usual’ for the next year.

I’m sure you have questions about this plan, and my goal is to get you answers as quickly as possible. Today is only the beginning of a 12-month process to separate the companies, and you will hear more from me, your respective business unit presidents and function leaders in the coming weeks and months. Additional information on today’s announcement can also be found on InsideTyco.

As we work through the details of the separation, let’s make sure we stay focused on our customers and continue to drive towards our Q4 objectives. We’ve had a good year so far and we want to finish 2011 on a strong note, while maintaining our commitment to our core values of integrity, teamwork, excellence and accountability.

This is a great day for Tyco, and for all of us. I’m thrilled about the opportunity to work with all of you, and I’m honored to lead the commercial fire and security team. I can’t wait to get started!

Regards,

OTHER IMPORTANT INFORMATION

In connection with the proposed spin-off transactions, a definitive proxy statement for the stockholders of Tyco will be filed with the U.S. Securities and Exchange Commission (the “SEC”).   Tyco will mail the final proxy statement to its stockholders.  BEFORE MAKING ANY VOTING DECISION, TYCO’S STOCKHOLDERS AND INVESTORS ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED SPIN-OFF TRANSACTIONS.  Investors and security holders may obtain, without charge, a copy of the proxy statement, as well as other relevant documents containing important information about Tyco at the SEC’s website (http://www.sec.gov) once such documents are filed with the SEC.  You may also read and copy any reports, statements and other information filed by Tyco at the SEC public reference room at 100 F. Street, N.E., Washington D.C 20549.  Please call the SEC at 1-800-SEC-0330 for further information.

Tyco and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed spin-off transactions.  Information concerning the interests of Tyco’s participants in the solicitation is set forth in Tyco’s proxy statements and Annual Reports on Form 10-K, previously filed with the SEC, and in the proxy statement relating to the spin-off transactions when it becomes available.